EXHIBIT 99.1

FOR IMMEDIATE RELEASE	May 26, 2011

Contact: Susan M. Jordan
732-577-9997

UMH Properties, Inc. Closes Offering of
1,338,800 Shares of Series A Cumulative Redeemable Preferred Stock

FREEHOLD, N.J.  – May 26, 2011 – UMH Properties, Inc. (NYSE Amex: UMH) (the “Company”) today announced the closing of its sale of 1,338,800 shares of its 8.25% Series A Cumulative Redeemable Preferred Stock at an offering price of $25.00 per share in its previously announced underwritten public offering.  The Series A Preferred Stock has a $25.00 liquidation value per share. The Company received net proceeds from the offering of approximately $32.2 million and intends to use the net proceeds to purchase additional properties in the ordinary course of business and for other general corporate purposes, including possible repayment of indebtedness.

The sole bookrunning manager for the offering was J.P. Morgan Securities LLC. Co-managers for the offering were CSCA Capital Advisors, LLC, KeyBanc Capital Markets Inc. and Sandler O’Neill & Partners, L.P.

UMH, a publicly-owned REIT, owns and operates thirty-five manufactured home communities located in New Jersey, New York, Ohio, Pennsylvania and Tennessee.  In addition, the Company owns a portfolio of REIT securities.

The Series A Preferred Stock was issued pursuant to a prospectus supplement and accompanying prospectus under a shelf registration statement filed with the Securities and Exchange Commission.  This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale or offer to buy these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.  Any offer of the securities will be made only by means of a prospectus, forming part of the effective registration statement, the applicable preliminary prospectus supplement and other related documents.  Copies of the prospectus supplement and accompanying prospectus can be obtained by contacting: J.P. Morgan Securities LLC, Investment Grade Syndicate Desk, 383 Madison Avenue, New York, New York 10179, by phone at 212-834-4533, or by fax at 212-834-6081.

Certain statements included in this press release which are not historical facts may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can provide no assurance those expectations will be achieved.  These risks include, among others, changes in the general economic climate, increased competition in the geographic areas in which the Company operates, changes in government laws and regulations and the ability of the Company to continue to identify, negotiate and acquire properties on terms favorable to the Company. Additional information concerning these and other factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the Company’s SEC filings, including, but not limited to, Item 1A. Risk Factors of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. Copies of each filing may be obtained from the Company or the SEC. Consequently, such forward-looking statements should be regarded solely as reflections of the Company's current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. Except as otherwise required by applicable securities law, the Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

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